UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022 (October 25, 2022)
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225		20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2022, the Board of Directors of Holly Logistics Services, L.L.C. (the “Company”), the general partner of the general partner of Holly Energy Partners, L.P. (the “Partnership”), adopted the Holly Energy Partners, L.P. Severance Pay Plan (“Plan”) pursuant to which members of senior management or other executives whose services are solely dedicated to the Company, as designated by the Company, will be eligible to receive the severance benefits provided for under the Plan, pursuant to the terms and conditions of the Plan and the individual participation agreements which will specify the terms and conditions for each eligible participant and shall govern to the extent such terms vary from the Plan.

Unless otherwise specified in an individual participation agreement, upon a termination without Cause (as defined below) by the Company, the participant will be eligible to receive the following benefits:

•a cash payment, payable in 12 monthly installments, equal to a percentage of such participant’s annual base salary, plus the amount of bonus, if any, that would have been paid under the annual cash incentive plan (paid as if the Company had achieved target level of performance for the year of the participant’s termination); and

•continuation coverage for the individual and his or her eligible dependents under our group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for twelve months at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Plan.

The applicable percentage of annual base salary and bonus (if any) will be determined based on the officer’s pay grade classification in accordance with the following chart:

E3 (CEO)	200% + 100% target bonus
E1, E2	100% + 100% target bonus
M5	100%

Pursuant to the Plan, a termination for “Cause” means (a) an act or acts of dishonesty by a participant constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company or any subsidiary; (b) gross or willful and wanton negligence in the performance of a participant’s material and substantial duties of employment with the Company and its subsidiaries; or (c) a participant’s conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Company, in its sole and absolute discretion.

As noted above, this Plan applies to senior management and executives whose services are solely dedicated to the Company. The compensation of senior management and executives who also provide services to the ultimate parent of the Company, HF Sinclair Corporation (“HF Sinclair”), which we refer to as “Shared Employees” is solely determined by HF Sinclair. As all named executive officers of the Company are presently Shared Employees, this Plan does not currently apply to any named executive officers of the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1    Holly Energy Partners, L.P. Severance Pay Plan and Summary Plan Description and Form of Participation Agreement.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P., its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C., its General Partner

By:	/s/ Vaishali S. Bhatia
Name:	Vaishali S. Bhatia
Title:	Senior Vice President and General Counsel

Date: October 31, 2022